Exhibit 4.8

SNAP INC.

AND

, AS WARRANT AGENT

FORM OF CLASS A COMMON STOCK

WARRANT AGREEMENT

DATED AS OF [●], 20

SNAP INC.

FORM OF CLASS A COMMON STOCK WARRANT AGREEMENT

THIS CLASS A COMMON STOCK WARRANT AGREEMENT (this “Agreement”), dated as of [●], between SNAP INC., a Delaware corporation (the “Company”) and [●], a [corporation] [national banking association] organized and existing under the laws of [●] and having a corporate trust office in [●], as warrant agent (the “Warrant Agent”).

WHEREAS, the Company proposes to sell [If Warrants are sold with other securities —[title of other securities being offered] (the “Other Securities”) with] warrant certificates evidencing one or more warrants (the “Warrants” or, individually, a “Warrant”) representing the right to purchase Class A Common Stock of the Company, par value $0.00001 per share (the “Warrant Securities”), the warrant certificates and other warrant certificates issued pursuant to this Agreement are herein called the “Warrant Certificates”; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrant Certificates, and the Company wishes to set forth in this Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, registered, transferred, exchanged, exercised and replaced.

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties agree as follows:

ARTICLE 1

ISSUANCE OF WARRANTS AND EXECUTION AND

DELIVERY OF WARRANT CERTIFICATES

1.1 Issuance of Warrants. [If Warrants alone — Upon issuance, each Warrant Certificate will evidence one or more Warrants.] [If Other Securities and Warrants — Warrant Certificates will be issued in connection with the issuance of the Other Securities but will be separately transferable and each Warrant Certificate will evidence one or more Warrants.] Each Warrant evidenced by a Warrant Certificate will represent the right, subject to the provisions contained in this Agreement and in such Warrant Certificate, to purchase one Warrant Security. [If Other Securities and Warrants — Warrant Certificates will be issued with the Other Securities and each Warrant Certificate will evidence [●] Warrants for each [$[●] principal amount] [[●] shares] of Other Securities issued.]

1.2 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, will be in registered form substantially in the form set forth in Exhibit A hereto, will be dated the date of its countersignature by the Warrant Agent and may have letters, numbers, or other marks of identification or designation and legends or endorsements printed, lithographed or engraved on it, as the officers of the Company executing the Warrant Certificate may approve (execution of the Warrant Certificate to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant to it or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries under its corporate seal reproduced on it. The signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile  and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

No Warrant Certificate will be valid for any purpose, and no Warrant evidenced by it will be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. The signature of the Warrant Agent on any Warrant Certificate executed by the Company will be conclusive evidence that the countersigned Warrant Certificate has been duly issued under this Agreement.

In case any officer of the Company who signed any of the Warrant Certificates either manually or by facsimile signature ceases to be an officer before the Warrant Certificates have been countersigned and delivered by the Warrant Agent, the Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such

Warrant Certificates ceased to be an officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons, at the actual date of the execution of such Warrant Certificate, who are the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “holder” or “holder of a Warrant Certificate” as used in this Agreement shall mean any person in whose name at the time any Warrant Certificate is registered on the books maintained by the Warrant Agent for that purpose.

1.3 Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase Warrant Securities may be executed by the Company and delivered to the Warrant Agent on the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent will, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign the Warrant Certificates and deliver the Warrant Certificates to, or upon the order of, the Company.

ARTICLE 2

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

2.1 Warrant Price. During the period specified in Section 2.2, each Warrant will, subject to the terms of this Warrant Agreement and the applicable Warrant Certificate, entitle the holder of the Warrant Certificate to purchase the number of Warrant Securities specified in the applicable Warrant Certificate at an exercise price of $[●] per Warrant Security, subject to adjustment upon the occurrence of certain events, as provided in this Agreement. Such purchase price per Warrant Security is referred to in this Agreement as the “Warrant Price.”

2.2 Duration of Warrants. Each Warrant may be exercised in whole or in part at any time, as specified herein, on or after [the date thereof] [●] and at or before [●] p.m., [City] time, on [●] or such later date as the Company may designate by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the “Expiration Date”). Each Warrant not exercised at or before [●] p.m., [City] time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

2.3 Exercise of Warrants.

(a) During the period specified in Section 2.2, the Warrants may be exercised to purchase a whole number of Warrant Securities in registered form by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful funds of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] the Warrant Price for each Warrant Security with respect to which a Warrant is being exercised to the Warrant Agent at its corporate trust office, provided that such exercise is subject to receipt within five business days of such payment by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent will, subject to receipt of the Warrant Certificate, be deemed to be the date on which the Warrant is exercised; except that if, at the date of receipt of such Warrant Certificates and payment in full of the Warrant Price, the transfer books for the Warrant Securities purchasable on the exercise of such Warrants will be closed, no receipt of such Warrant Certificates and no payment of such Warrant Price will be effective to name the designated person as the holder of record of such Warrant Securities on such date, but will be effective to constitute such person as the holder of record of such Warrant Securities for all purposes at the opening of business on the next succeeding day on which the transfer books for the Warrant Securities purchasable upon the exercise of such Warrants will be opened, and the certificates for the Warrant Securities in respect of which such Warrants are then exercised will be issuable as of the next succeeding day on which the transfer books will be opened, and until such date the Company will be under no duty to deliver any certificate for such Warrant Securities. The Warrant Agent will deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and will advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent will promptly confirm such telephone advice to the Company in writing.

(b) The Warrant Agent will, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrant Securities with respect to which Warrants were exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing Warrants with respect to delivery of the Warrant Securities to which each holder is entitled upon  exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants for the remaining Warrant

Securities after exercise, and (iv) any other information as the Company shall reasonably require.

(c) As soon as practicable after the exercise of any Warrant, the Company shall issue, to or on the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which the holder is entitled, in fully registered form, registered in the name or names as directed by the holder. If fewer than all of the Warrants evidenced by the Warrant Certificate are exercised, the Company will execute, and an authorized officer of the Warrant Agent will manually countersign and deliver, a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

(d) The Company will not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company will not be required to issue or deliver any Warrant Security until the tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

(e) Prior to the issuance of any Warrants there must be a reserve, and the Company will at all times through the Expiration Date keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrants.

ARTICLE 3

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF

WARRANT CERTIFICATES

3.1 No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced by a Warrant Certificate  will entitle the holder to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights, except to the extent expressly set forth in this Agreement or the applicable Warrant Certificate.

3.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate or indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing Warrants for a like number of Warrant Securities. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to the new issuance and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 3.2 in lieu of any lost, stolen or destroyed Warrant Certificate will represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate will be at any time enforceable by anyone, and will be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.2 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

3.3 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, each holder’s right to exercise the Warrants evidenced by the holder’s Warrant Certificate in the manner provided in the holder’s Warrant Certificate and in this Agreement.

3.4 Adjustments.

(a) In case the Company will at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Securities purchasable under the Warrants will be proportionately increased. Conversely, in case the outstanding shares of Class A Common Stock of the Company will be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Securities purchasable under the Warrants will be proportionately decreased.

(b) If at any time or from time to time the holders of Class A Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of the Warrants) will have received or become entitled to receive, without payment,

(i) Class A Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Class A Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(ii) any cash paid or payable otherwise than as a cash dividend paid or payable out of the Company’s current or retained earnings;

(iii) any evidence of the Company’s indebtedness or rights to subscribe for or purchase the Company’s indebtedness; or

(iv) Class A Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Class A Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.4(a) above), then and in each such case, the holder of each Warrant shall, on the exercise of the Warrant, be entitled to receive, in addition to the number of Warrant Securities receivable, and without payment of any additional consideration, the amount of stock and other securities and property (including cash and indebtedness or rights to subscribe for or purchase indebtedness) which a holder would hold on the date of exercise had he been the holder of record of Warrant Securities as of the date on which holders of Class A Common Stock received or became entitled to receive shares or all other additional stock and other securities and property.

(c) In case of (i) any reclassification, capital reorganization, or change in the Class A Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 3.4(a) or Section 3.4(b) above), (ii) share exchange, merger or similar transaction of the Company with or into another person or entity (other than a share exchange, merger or similar transaction in which the Company is the acquiring or surviving corporation and which does not result in any change in the Class A Common Stock other than the issuance of additional shares of Class A Common Stock) or (iii) the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety (in any such case, a “Reorganization Event”), then, as a condition of such Reorganization Event, lawful provisions will be made, and duly executed documents evidencing the same from the Company or its successor will be delivered to the holders of the Warrants, so that the holders of the Warrants will have the right at any time prior to the expiration of the Warrants to purchase, at a total price equal to that payable on the exercise of the Warrants, the kind and amount of shares of stock and other securities and property receivable in connection with a Reorganization Event by a holder of the same number of Warrant Securities as were purchasable by the holders of the Warrants immediately prior to such Reorganization Event. In this case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Warrants so that the provisions of this Agreement will  be applicable with respect to any shares of stock or other securities and property deliverable upon exercise the Warrants, and appropriate adjustments shall be made to the Warrant Price payable under this Agreement if the aggregate purchase price will remain the same. In the case of any transaction described in clauses (ii) and (iii) above, the Company will  be relieved of any further obligation under this Agreement or under the Warrants, and the Company as the predecessor corporation may or at any time after be dissolved, wound up or liquidated. Such successor or assuming entity may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable under this Agreement which previously shall not have been signed by the Company, and may execute and deliver securities in its own name, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All issued  Warrants so will have, in all respects, the same legal rank and benefit under this Agreement as the Warrants issued before or after in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution of this Agreement. In the case of any such Reorganization Event, changes in phraseology and form (but not in substance) may be made in the Warrants  to be issued as may be appropriate. The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that the Reorganization Event complies with the provisions of this Section 3.4.

(d) The Company may, at its option, at any time until the Expiration Date, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company for any period not exceeding twenty consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only after giving the notices required by Section 3.5 at least ten days prior to taking such action.

(e) Except as otherwise expressly provided in this Agreement, no adjustment in the Warrant Price shall be made by reason of the issuance of shares of Class A Common Stock, or securities convertible into or exchangeable for shares of Class A Common Stock, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

(f) No fractional Warrant Securities will be issued upon the exercise of Warrants. If more than one Warrant is exercised at one time by the same holder, the number of full Warrant Securities that will be issuable upon exercise will be computed on the basis of the aggregate number of Warrant Securities purchased pursuant to the exercised Warrants. Instead of any fractional Warrant Security that would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last reported sale price (or bid price if there were no sales) per Warrant Security, in either case as reported on the principal registered national securities exchange on which the Warrant Securities are listed or admitted to trading on the business day before the day of exercise or, if the Warrant Securities are not then listed or admitted to trading on any registered national securities exchange, the average of the closing high bid and low asked prices as reported on the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or, if not available on the OTC Bulletin Board, then the average of the closing high bid and low asked prices as reported on any other U.S. quotation medium or inter-dealer quotation system on such date, or if on any such date the Warrant Securities are not listed or admitted to trading on a registered national securities exchange, are not included in the OTC Bulletin Board, and are not quoted on any other U.S. quotation medium or inter-dealer quotation system, an amount equal to the same fraction of the average of the closing bid and asked prices as furnished by any FINRA member firm selected from time to time by the Company for that purpose at the close of business on the business day before the day of exercise.

(g) Whenever the Warrant Price then in effect is adjusted as herein provided, the Company shall mail to each holder of the Warrants at such holder’s address as it shall appear on the books of the Company a statement setting forth the adjusted Warrant Price then and thereafter effective under the provisions hereof, together with the facts, in reasonable detail, upon which such adjustment is based.

3.5 Notice to Warrantholders. In case the Company (a) effects any dividend or distribution described in Section 3.4(b), (b) effects any Reorganization Event, (c) makes any distribution on or in respect of the Class A Common Stock in connection with the dissolution, liquidation or winding up of the Company, or (d) reduces the then current Warrant Price pursuant to Section 3.4(d), then the Company will mail to each holder of Warrants at each holder’s address as it appears on the books of the Warrant Agent, at least ten days prior to the applicable date specified below, a notice stating (x) the record date for such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of record of Class A Common Stock that will be entitled to such dividend or distribution are to be determined, (y) the date on which such Reorganization Event, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation or winding up, or (z) the first date on which the then current Warrant Price shall be reduced pursuant to Section 3.4(d). No failure to mail such notice nor any defect in the notice or in the mailing  will affect any transaction or any adjustment in the Warrant Price required by Section 3.4.

3.6 [If the Warrants are Subject to Acceleration by the Company, Insert — Acceleration of Warrants by the Company.

(a) At any time on or after [●], the Company will have the right to accelerate any or all Warrants at any time by causing them to expire at the close of business on the day immediately before a specified date (the “Acceleration Date”), if the Market Price (as hereinafter defined) of the Class A Common Stock equals or exceeds [●] percent ([●]%) of the then effective Warrant Price on any twenty Trading Days (as defined below) within a period of thirty consecutive Trading Days ending no more than five Trading Days prior to the date on which the Company gives notice to the Warrant Agent of its election to accelerate the Warrants.

(b) “Market Price” for each Trading Day shall be, if the Class A Common Stock is listed or admitted to trading on any registered national securities exchange, the last reported sale price, regular way (or, if no such price is reported, the average of the reported closing bid and asked prices, regular way) of Class A Common Stock, in either case as reported on the principal registered national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any registered national securities exchange, the average of the closing high bid and low asked prices as reported on the OTC Bulletin Board operated by FINRA, or if not available on the OTC Bulletin Board, then the average of the closing high bid and low asked prices as reported on any other U.S. quotation medium or inter-dealer quotation system, or if on any such date the shares of Class A Common Stock are not listed or admitted to trading on a registered national securities exchange, are not included in the OTC Bulletin Board, and are not quoted on any other U.S. quotation medium or inter-dealer quotation system, the average of the closing bid and asked prices as furnished by any FINRA member firm selected from time to time by the Company for that purpose. “Trading Day” shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Class A Common Stock, as determined by the Board of Directors of the Company.

(c) In the event of an acceleration of less than all of the Warrants, the Warrant Agent will select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

(d) Notice of an acceleration specifying the Acceleration Date will be sent by mail first class, postage prepaid, to each registered holder of a Warrant Certificate representing an accelerated Warrant at each holder’s address on the books of the Warrant Agent not more than sixty days nor less than thirty days before the Acceleration Date. Such notice of an acceleration also must be given no more than twenty days, and no less than ten days, prior to the mailing of notice to registered holders of Warrants pursuant to this Section 3.6, by publication at least once in a newspaper of general circulation in the City of New York.

(e) Any accelerated Warrant may be exercised until [●] p.m., [City] time, on the business day immediately before the Acceleration Date. The Warrant Price shall be payable as provided in Section 2.]

ARTICLE 4

EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

4.1 Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing the Warrants or the transfer of the Warrants may be registered in whole or in part; as long as the other Warrant Certificates evidence Warrants for the same aggregate number of Warrant Securities as the Warrant Certificates surrendered. The Warrant Agent will keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it will register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, on surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. There will be no service charge for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with the exchange or registration of transfer. Whenever Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent will manually countersign and deliver to the person or persons entitled to it, a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent will not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a Warrant for a fraction of a Warrant Security or a number of Warrants for a whole number of Warrant Securities and a fraction of a Warrant Security. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates will be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

4.2 Treatment of Holders of Warrant Certificates. The Company, the Warrant Agent and all other persons may treat the registered holder of a Warrant Certificate as the absolute owner of the Warrant Certificate for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

4.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced by the Warrant Certificate will, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent will be promptly canceled by the Warrant Agent and will not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate will be issued under this Agreement in exchange for a Warrant Certificate or in lieu of it. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

ARTICLE 5

CONCERNING THE WARRANT AGENT

5.1 Warrant Agent. The Company hereby appoints [●] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and [●] hereby accepts such appointment. The Warrant Agent has the powers and authority granted to and conferred upon it in the Warrant Certificates and by this Agreement and further powers and authority to act on behalf of the Company as the Company may later grant or confer upon it. All of the terms and provisions with respect to the powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions of this Agreement.

5.2 Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations set forth upon the terms and conditions of this Agreement, including the following, all of which the Company agrees to and which the rights of the holders from time to time of the Warrant Certificates under this Agreement will be subject:

(a) Compensation and Indemnification. The Company agrees to promptly pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without negligence, bad faith or willful misconduct by the Warrant Agent in connection with the services rendered by the Warrant Agent under this Agreement. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent, including the reasonable costs and expenses of defending against any claim of such liability.

(b) Agent for The Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with the advice of such counsel.

(d) Documents. The Warrant Agent will be protected and will not incur  liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent will not be liable for interest on any funds at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) No Liability for Invalidity. The Warrant Agent is not liable with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h) No Responsibility for Representations. The Warrant Agent is not responsible for any of the recitals or representations in this Agreement or in the Warrant Certificates (except as to the Warrant Agent’s countersignature), all of which are made solely by the Company.

(i) No Implied Obligations. The Warrant Agent is obligated to perform only the duties specifically set forth under this Agreement and in the Warrant Certificates.  There are no implied duties or obligations of the Warrant Agent under this Agreement or the Warrant Certificates. The Warrant Agent is not under any obligation to take any action which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent is not accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent has no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained under this Agreement or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

5.3 Resignation, Removal and Appointment of Successors.

(a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there will be at all times  a Warrant Agent until all the Warrants have been exercised or are no longer exercisable.

(b) The Warrant Agent may at any time resign as agent by giving written notice to the Company of its intention, specifying the date on which its desired resignation will become effective; as long as the date of resignation is not less than three months after the date on which such notice is given unless the Company otherwise agrees. The Company may remove the Warrant Agent at any time by  filing with the Warrant Agent an instrument in writing signed by or on behalf of the Company and specifying its intent to remove the Warrant Agent and the intended date when the removal will become effective. Any resignation or removal will take effect upon the appointment by the Company, as provided in this Agreement, of a successor Warrant Agent (which will be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of the appointment by the successor Warrant Agent. The obligation of the Company under Section 5.2(a) will continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) If, at any time, the Warrant Agent resigns, or is removed, or becomes incapable of acting, or is adjudged a bankrupt or insolvent, or commences a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or  consents to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or  makes an assignment for the benefit of creditors, or  admits in writing its inability to pay its debts generally as they become due, or  takes corporate action in furtherance of any action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer takes charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as described above, will be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent wjll cease to be Warrant Agent.

(d) Any successor Warrant Agent appointed under this Agreement will execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting the appointment, and immediately after, successor Warrant Agent, without any further act, deed or conveyance, will become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor  as if originally named as Warrant Agent under this Agreement, and the predecessor, on payment of its unpaid charges and disbursements, will then become obligated to transfer, deliver and pay over, and the successor Warrant Agent shall be entitled to receive, all fundsy, securities and other property on deposit with or held by the predecessor, as Warrant Agent hereunder.

(e) Any corporation into which the Warrant Agent may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent sells or otherwise transfers all or substantially all the assets and business of the Warrant Agent, provided that it is qualified as described above, will be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties  to this Agreement.

ARTICLE 6

MISCELLANEOUS

6.1 Amendment. This Agreement may be amended by the parties to this Agreement, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in this Agreement, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Warrant Certificates.

6.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent receives any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent will promptly forward the notice or demand to the Company.

6.3 Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement must be addressed to [●], Attention: [●] and any communication from the Warrant Agent to the Company with respect to this Agreement must be addressed to Snap Inc., 63 Market Street, California 90291, Attention: [●] (or such other address as will be specified in writing by the Warrant Agent or by the Company).

6.4 Governing Law. This Agreement and each Warrant Certificate issued under this Agreement, and any claim, controversy or dispute arising under or related to this Agreement or any Warrant Certificate, will be governed by and construed in accordance with the laws of the State of New York.

6.5 Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus meeting the requirements of the Securities Act of 1933, as amended, relating to the Warrant Securities deliverable on exercise of the Warrants (the “Prospectus”), and the Warrant Agent agrees that on the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued on such exercise, a Prospectus. The Warrant Agent will not, by reason of any delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

6.6 Obtaining of Governmental Approvals. The Company will, from time to time, take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under United States Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

6.7 Persons Having Rights Under Warrant Agreement. Nothing in this Agreement gives to any person other than the Company, the Warrant Agent or the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

6.8 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and does not control or affect the meaning or construction of any of the provisions hereof.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which as executed will be deemed to be an original and such counterparts together will constitute one instrument.

6.10 Inspection of Agreement. A copy of this Agreement will be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

SNAP INC., as Company

By:
Name:
Title:

ATTEST:

COUNTERSIGNED

[●], as Warrant Agent

By:
Name:
Title:

ATTEST:

[SIGNATURE PAGE TO FORM OF CLASS A COMMON STOCK WARRANT AGREEMENT]

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[FACE OF WARRANT CERTIFICATE]

[Form of Legend if Warrants are not immediately exercisable.]	[Prior to [●] Warrants evidenced by this Warrant Certificate cannot be exercised.]

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT

VOID AFTER [●] P.M., [City] time, ON [●].

SNAP INC.

WARRANT CERTIFICATE REPRESENTING

WARRANTS TO PURCHASE

CLASS A COMMON STOCK, PAR VALUE $0.00001 PER SHARE

No. [●]	[●] Warrants

This certificate (“Warrant Certificate”) certifies that [●] or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after [●] p.m., [City] time, [on [●] and] on or before [●] p.m., [City] time, on [●] shares of Class A Common Stock, par value $0.00001 per share (the “Warrant Securities”), of Snap Inc. (the “Company”) on the following basis: during the period from [●], through and including [●], the exercise price per Warrant Security will be $[●], subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the “Warrant Price”). The Holder may exercise the Warrants evidenced by this Warrant Certificate by providing certain information set forth on the back of this Warrant Certificate and by paying in full, in lawful funds of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price for each Warrant Security with respect to which this Warrant is exercised to the Warrant Agent (as defined below) and by surrendering this Warrant Certificate, with the purchase form on the back of this Warrant Certificate duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the “Warrant Agent”), which is, on the date of this Warrant Certificate, at the address specified on the reverse of this Warrant Certificate, and upon compliance with and subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement (as defined below).

The term “Holder” as used in this Warrant Certificate shall mean the person in whose name at the time this Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 4 of the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate may be exercised to purchase a whole number of Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, the Holder will be issued a new Warrant Certificate evidencing Warrants for the number of remaining Warrant Securities unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of [●] (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, the terms and provisions of which the Holder of this Warrant Certificate consents by acceptance of this Warrant Certificate. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate number of Warrant Securities.

This Warrant Certificate shall not entitle the Holder of this Warrant Certificate to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities (except to the extent set forth in the Warrant Agreement) or to exercise any voting rights.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse of this Warrant Certificate, which will, for all purposes, have the same effect as if set forth at this place.

This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

SNAP INC., as Company

By:
Name:
Title:

ATTEST:

COUNTERSIGNED

[●], as Warrant Agent

By:
Name:
Title:

ATTEST:

[REVERSE OF WARRANT CERTIFICATE]

(Instructions for Exercise of Warrant)

To exercise any Warrants evidenced by this Warrant Certificate for Warrant Securities (as defined below), the Holder must pay, in lawful funds of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price in full for Warrants exercised, to [●] [address of Warrant Agent], Attention: [●], which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

(To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise [●] Warrants, evidenced by this Warrant Certificate, to purchase [●] shares of the Class A Common Stock, par value $0.00001 per share (the “Warrant Securities”), of Snap Inc. and represents that he or she has tendered payment for such Warrant Securities, in lawful funds of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], to the order of Snap Inc., c/o [insert name and address of Warrant Agent], in the amount of $[●] in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
Please Print

Address:

(Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed:
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a FINRA member firm).

This Warrant may be exercised at the following addresses:

By hand at:

By mail at:

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing Warrants for the number of Warrant Securities remaining unexercised — complete as appropriate.]

ASSIGNMENT

[Form of assignment to be executed if Warrant Holder desires to transfer Warrant]

FOR VALUE RECEIVED, [●] hereby sells, assigns and transfers unto:

(Please print name and address including zip code)	Please print Social Security or other identifying number

the right represented by the within Warrant to purchase shares of [Title of Warrant Securities] of Snap Inc. to which the within Warrant relates and appoints attorney [●] to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated:	Name:
Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed